EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Marilynn Meek
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3773

ASHFORD TRUST DIRECTOR AND HOSPITALITY
INDUSTRY VETERAN, TOM CALLAHAN, PASSES AWAY

DALLAS, August 29, 2016 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that Mr. Thomas E. Callahan, a member of its Board of Directors, passed away on August 23, 2016. Mr. Callahan had a distinguished career as a hospitality and real estate consultant and has been a key member of the Company’s Board of Directors, serving since December 2008. Most recently, he was also the Chairman of the Audit Committee and a member of the Compensation Committee.

“We are very saddened to announce Tom’s passing,” commented Monty J. Bennett, Ashford Trust’s Chairman and Chief Executive Officer. “We will miss him, both as a friend and as a valued business leader. On behalf of the directors and management of Ashford Trust, we extend our heartfelt condolences to Tom’s family during this difficult time."

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry in upper upscale, full-service hotels.

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